1 Virtual Bank Conference September 13, 2022

Forward Looking Statements This presentation contains statements about future events that constitute forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” or similar terms or variations on those terms, or the negative of those terms.Forward-looking statements are subject to numerous risks and uncertainties, includingthose risk-factors previously disclosed in the Company’s filings with the SEC, and the following: general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of the Company’s pricing, products and services, and risks related to the economic environment in the market areas in which the Bank operates, particularly with respect to the real estate market in New Jersey. In addition, the COVID-19 pandemic has had and continues to have an adverse impact on the economy locally and nationally and may continue to adversely affect the Company’s business. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. 2

Magyar Bancorp, Inc. Overview ▪ Magyar Bank, a New Jersey chartered savings bank originally founded in 1922, is the wholly owned subsidiary of Magyar Bancorp, Inc. ▪ Magyar Bancorp, Inc., trades on NASDAQ under the symbol MGYR. ▪ As of June 30, 2022 we had $791 million in total assets, $617 million in net loans, $660 million in deposits and $101million in stockholders’ equity. ▪ Magyar Bank conducts its business from its main office in New Brunswick and six additional branch offices located in North Brunswick, South Brunswick, Branchburg, Bridgewater, and two in Edison, New Jersey. ▪ Magyar Bank celebrates 100 years of service in 2022. Our website has an overview of our history and other information on special events taking place throughout the year, www.magbank.com. 3

Stock Offering/2 nd Step Transaction • Completed July 14, 2021 • Issued 3,910,000 new common shares at $10 price • Raised $37.4 million, net of offering expenses • 1.2213 exchange ratio 4

5 Magyar Bank Branch Locations

Deposits by Branch $246 $129 $116 $49 $31 $41 $41 0 50 100 150 200 250 300 New Brunswick - HQ South BrunswickNorth Brunswick Branchburg Bridgewater North Edison Edison - Tano Mall D o l l a r s i n M i l l i o n s Total Deposits - 6/30/22 6 Totals exclude brokered deposits.

2021/22 Review ▪FY21 -Net Income $6.1 million, 179% increase over FY20 ▪FY22 –Net income first 9 months $5.5 million, 22% increase over same period FY21 ▪Dividends ▪ Special Dividend $0.12/share paid in December 2021 ▪ Quarterly Dividend of $.03/share paid February/May/August 2022 ▪Share Repurchases ▪ Announced July 21, 2022 ▪ 5% of outstanding shares, up to 354,891 7

Financial Highlights 8

Asset Trend $300 $400 $500 $600 $700 $800 $900 D o l l a r s i n M i l l i o n s Loans Investments & Cash Other $630 $774 $791 $624 $603 $754 9

Loan Composition $- $100 $200 $300 $400 $500 $600 $700 9/30/17 9/30/18 9/30/19 9/30/20 9/30/21 6/30/22 D o l l a r s i n M i l l i o n s 1-4 Family Residential Commercial Real Estate Construction Commercial/Business HELOC Other 10 $523 $474 $512 $594 $611 $626

Non-Performing Assets/Assets 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 9/30/21 6/30/22 Non-Performing Loans OREO 11 0.61% 1.14%

Deposit Composition $500 $530 $530 $618 $640 $660 $0 $100 $200 $300 $400 $500 $600 $700 $800 9/30/17 9/30/18 9/30/19 9/30/20 9/30/21 6/30/22 D o l l a r s i n M i l l i o n s CDs (inc. IRA) Savings Accounts Money Market Accounts Checking Totals 12

Checking Deposit Composition $142 $151 $154 $229 $253 $278 $0 $50 $100 $150 $200 $250 $300 $350 $400 9/30/17 9/30/18 9/30/19 9/30/20 9/30/21 6/30/22 D o l l a r s i n M i l l i o n s Non-Interest Checking Interest Checking Total 13

Quarterly Net Interest Margin 3.23% 3.38% 3.64% 3.54% 3.57% 3.72% 0.69% 0.93% 1.68% 1.48% 1.48% 3.01% 2.81% 2.87% 2.92% 2.99% 3.06% 3.07% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 9/30/20 12/31/20 3/31/21 6/30/21 9/30/21 6/30/22 MGYR Net Interest Margin 10-yr. Treasury Yield Average NIM - Peer Group 14 Peer Group –NJ Banks with Assets $400M -$1B Source: S&P Capital IQ

Net Income Up 22% in FY22 $2,996 $2,190 $6,120 $5,489 $- $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 FY19 FY20 FY21 FY22 - 9 months D o l l a r s i n T h o u s a n d s 15

Earnings Per Share $0.51 $0.38 $1.01 $0.81 $- $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 FY19 FY20 FY21 FY22 - 9 months 16

Stockholders Equity 17 $9.78 $13.76 $14.23 $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 $16.00 9/30/20 9/30/21 6/30/22 Book Value Per Share

Stock Price Performance 18

MGYR Stock Performance –1 Year 19 Data as of 9/7/2022 MGYR: 16.38% S&P U.S. Banks Index: 15.66% MGYR Price/Book as of 9/7/22 –91%

Fiscal Year 2022 Outlook 20

Strategy • Enhance shareholder value –Quarterly dividend • Continued emphasis on community banking strategy to grow the business –Identify quality residential and commercial lending opportunities 21

Strategy • Manage interest rate risk in a rising interest rate environment • IT Cybersecurity • Online deposit account opening product launch Q2 2022 • Continued focus on non-interest expenses 22

Questions? 23